Exhibit 10.1
EXECUTION VERSION
AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

dated as of

September 24, 2013

among

GAIN CAPITAL HOLDINGS, INC.

and

GARY L. TILKIN

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01 . Definitions	2

Section 1.02 . Other Definitional and Interpretative Provisions	4
ARTICLE 2
VOTING

Section 2.01 . Stockholder Voting Obligations	5

Section 2.02 . Stockholder Standstill	6
ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01 . General Restrictions on Transfer	7

Section 3.02 . Legends	7

Section 3.03 . Permitted Transferees	7

Section 3.04 . Restrictions on Transfers by the Stockholder	8

Section 3.05 . Notices Of Transfer	8

Section 3.06 . Right Of First Refusal	8

Section 3.07 . Cooperation by the Company	9
ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS

Section 4.01 . Termination	10
ARTICLE 5
MISCELLANEOUS

Section 5.01 . Successors and Assigns	10

Section 5.02 . Notices	10

Section 5.03 . Amendments and Waivers	12

Section 5.04 . Governing Law	12

Section 5.05 . Jurisdiction	12

Section 5.06 . WAIVER OF JURY TRIAL	12

Section 5.07 . Specific Enforcement	12

Section 5.08 . Counterparts; Effectiveness; Third-Party Beneficiaries	13

Section 5.09 . Entire Agreement	13

Section 5.10 . Severability	13

PAGE

Exhibit A    Joinder Agreement

ii

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of September 24, 2013 (this “Agreement”) among Gain Capital Holdings, Inc., a Delaware corporation (the “Company”) and Gary Tilkin (the “Stockholder”). If the Stockholder shall have Transferred any of his Company Securities to any of his Permitted Transferees (as such terms are defined below), the term “Stockholder” shall include such Permitted Transferees, taken together.
W I T N E S S E T H :
WHEREAS, the Company and the Stockholder are parties to (i) that certain Stock Purchase Agreement dated as of April 24, 2013 (the “Original Stock Purchase Agreement”) by and among the Company, the Stockholder and Global Futures & Forex, Ltd., a Michigan corporation and (ii) that certain Stockholders’ Agreement dated as of April 24, 2013 (the “Original Stockholders’ Agreement”), by and between the parties hereto;
WHEREAS, the parties to the Original Stock Purchase Agreement have entered into an Amended and Restated Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”) (capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement);
WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Stockholder will acquire 3,625,721 shares of common stock, par value $0.00001 per share, of the Company (together with any stock into which such shares may thereafter be converted or changed, the “Common Stock”); and
WHEREAS, the parties desire to amend and restate the Original Stockholders’ Agreement in its entirety by entering into this Agreement, in order to make certain agreements relating to the ownership and voting of the Company Common Stock owned by the Stockholder and certain other matters;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:
Article 1
DEFINITIONS
Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person;

provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Board” means the Company’s Board of Directors.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
“Closing” shall have the meaning set forth in the Stock Purchase Agreement.
“Company Securities” means (i) the Company’s common stock par value $0.00001 per share, (ii) securities convertible into or exchangeable for such common stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire such common stock or any other equity or equity-linked security issued by the Company.
“Finally Settled” shall have the meaning set forth in the Stock Purchase Agreement.
“Governmental Authority” means any transnational, domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.
“Initial Ownership” means the 3,625,721 shares of Common Stock acquired by the Stockholder at the Closing.
“Permitted Transferee” means
(i)     (A) any Person to whom Company Securities are Transferred from the Stockholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clauses (1) and (2), such transferee is an immediate family member or the lineal descendant, executor, administrator or testamentary trustee of the Stockholder, (B) a trust or partnership that is for the exclusive benefit of the Stockholder or his Permitted Transferees under clause (A), (C) a business entity that is wholly-owned by the Stockholder, or (D) a financial or banking institution pursuant to a bona fide pledge (provided that (i) the loan, note or other agreement secured by such pledge provides for full recourse against the Stockholder and (ii) the fair market value of the Company Securities so pledged as of the date of such loan, note or other agreement is greater than or equal to 200% of the principal amount of the loan, note or other agreement secured by such pledge); and
(ii)    any other Person with respect to which the Company shall have provided its consent.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Settlement Reference Date” shall mean the date on which 65% of the aggregate amount of all Shared Liabilities are Finally Settled (determined by reference to the aggregate estimate of Shared Liabilities set forth on Schedule 2.06(a) to the Stock Purchase Agreement).
“Shared Liabilities” shall have the meaning set forth in the Stock Purchase Agreement.
“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company.
“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, lend, encumber, hypothecate or otherwise transfer such Company Securities or any economic participation or interest therein (including through hedging or other derivative transactions), whether directly or indirectly, or agree, offer or commit to do any of the foregoing (including by contract, option or other agreement or arrangement) and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, loan, encumbrance, hypothecation or other transfer of such Company Securities or any participation or interest therein (including through a hedging or other derivative transaction) or any agreement, offer or commitment to do any of the foregoing (including by contract, option or other agreement or arrangement).
“Voting Securities” means, at any time, any class of Company Securities then entitled to vote generally in the election of directors, including all shares of Common Stock now owned or subsequently acquired by the Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Common Stock	Recitals
e-mail	5.02
Fundamental Transaction	2.01
Initial Lock-Up Expiration Date	3.04(b)
Offer	3.06(b)
Offer Notice	3.06(b)
Offer Price	3.06(b)
Offered Securities	3.06(b)
Original Stock Purchase Agreement	Recitals
Original Stockholders’ Agreement	Recitals
Standstill Period	2.02
Stockholder	Preamble
Stock Purchase Agreement	Recitals

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
VOTING
Section 2.01.     Stockholder Voting Obligations. (a) From the date hereof until the Stockholder ceases to own Common Stock in an amount equal to at least 20% of the Initial Ownership the Stockholder agrees that, except with respect to a Fundamental Transaction (as defined below), at any time the Stockholder is then entitled to vote on any matter in his capacity as a stockholder of the Company, the Stockholder shall vote his Voting Securities pro rata in accordance with the vote of the other stockholders of the Company. The term “Fundamental Transaction” means (i) any merger, share purchase, reorganization, consolidation or other business combination involving the Company (whether in a single transaction or a series of related or substantially contemporaneous transactions) in which, as a result of such transaction, (1) Company Securities are converted into or exchanged for, or the holders of Company Securities immediately before such transaction receive, cash, property, rights, securities or other consideration (other than voting stock with substantially the same rights and privileges in the Company or in such other Person surviving such transaction or that is the issuer of the capital stock into which the Company Securities are converted into or exchanged for) or (2) the holders of Voting Securities immediately before such transaction possess less than 50% of the outstanding voting power of the Company or such other Person surviving such transaction, (ii) any tender offer for more than 50% of the outstanding Company Securities or (iii) a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Company (whether in a single transaction or a series of related or substantially contemporaneous transactions).
(b)    If the Stockholder fails to vote his Voting Securities in accordance with Section 2.01(a), the Stockholder shall, upon such failure to so vote, be deemed immediately to have granted to the Company a proxy to vote the Stockholder’s Voting Securities solely for the matter then presented to the Company’s stockholders. The Stockholder acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed.
Section 2.02.     Stockholder Standstill.
(a)    The Stockholder agrees that until the earlier of (x) the date on which the Stockholder ceases to own Common Stock in an amount equal to at least 20% of the Initial Ownership and (y) the date that is five years from the date hereof (the “Standstill Period”), the Stockholder will not, directly or indirectly, (i) subject to the rights of the Stockholder to vote his Voting Securities to the extent permitted by Section 2.01, enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, any Fundamental Transaction, (ii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any Person other than a Permitted Transferee with respect to the voting of, any Voting Securities, (iii) form, join or otherwise participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, (iv) except (A) pursuant to his right (subject to Section 2.01) to vote the Voting Securities held by the Stockholder or (B) in connection with actions taken by him in his capacity as a shareholder communicating with management or the Board on an individual basis and in a manner not reasonably expected to require public disclosure by the Company or the Stockholder, seek, propose or otherwise act in concert with others to influence or control the management, Board or policies of the Company, (v) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person, (vi) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any Person in connection with any of the foregoing activities or (vii) disclose any intention, plan or arrangement inconsistent with any of the foregoing. The Stockholder agrees that it shall promptly advise the Company of any inquiry or proposal made to the Stockholder with respect to any of the foregoing.
(b)    The Stockholder agrees that, during the Standstill Period, it will not, directly or indirectly, (i) request that the Company amend or waive any provision of this Section 2.02 (including this sentence) or (ii) take any initiative with respect to the Company that, in each case, would reasonably be expected to require the Company to make a public announcement regarding (A) any of the activities referred to in Section 2.02(a) or (B) the possibility of the Stockholder or any other Person acquiring control of the Company, whether by means of a Fundamental Transaction or otherwise.
(c)    For purposes of Section 2.02, the “Company” shall be deemed to include the Company, any successor to or person in control of the Company, or any division thereof or of any such successor or controlling person.
ARTICLE 3
RESTRICTIONS ON TRANSFER
Section 3.01. General Restrictions on Transfer. (d) The Stockholder agrees that he shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities) in contravention of the terms and conditions of this Agreement. In addition, the Stockholder agrees that he shall not Transfer any Common Stock (or solicit any offers in respect of any Transfer of any Common Stock) (i) unless there is an effective registration statement under the Securities Act covering such Common Stock, the sale is made in accordance with Rule 144 under the Securities Act, or such Transfer is exempt from registration requirements of the Securities Act or (ii) if such Transfer (or solicitation of an offer of a Transfer) would violate any other applicable securities or “blue sky” laws.
(e)    Any attempt to Transfer any Company Securities in violation of this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.
Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Common Stock issued to the Stockholder shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF SEPTEMBER 24, 2013, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM GAIN CAPITAL HOLDINGS, INC. OR ANY SUCCESSOR THERETO.
(b)    If any shares of Common Stock cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the Stockholder as holder thereof, shall issue to the Stockholder a new certificate evidencing such Common Stock without all or part of the legend required by Section 3.02(a) (unless part of such legend is required by applicable law) endorsed thereon.
Section 3.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, the Stockholder may at any time Transfer any or all of his Company Securities to one or more of his Permitted Transferees without the consent of the Board so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (ii) the Transfer shall not be in violation of Section 3.01(a).
Section 3.04. Restrictions on Transfers by the Stockholder. (a) Prior to the second anniversary of the Initial Lock Up Expiration Date (as defined below), the Stockholder shall not, without the Company’s prior written consent, Transfer any Company Securities, except (i) to one or more of his Permitted Transferees in accordance with Section 3.03, (ii) pursuant to Section 3.04(b) or (iii) into a tender offer for the Company’s outstanding common stock on a pro rata basis with all other stockholders of the Company.

(b)    Notwithstanding the restrictions of Section 3.04(a) but subject to Section 3.06, the Stockholder may Transfer 16.67% of the Initial Ownership every three months following the later of (i) the six month anniversary of the Closing or (ii) the Settlement Reference Date (such date, the “Initial Lock Up Expiration Date”), plus any unsold allotment pursuant to this sentence which is not sold during any prior three month period; provided, however, that prior to the second anniversary of the Initial Lock Up Expiration Date, such Transfers must be made in compliance with the requirements of Rule 144 applicable to affiliates of the Company (even if the Stockholder is not an affiliate of the Company at the time of such Transfer).
Section 3.05. Notices Of Transfer. The Stockholder shall give the Company prompt written notice of any Transfer of Company Securities prior to the second anniversary of the Initial Lock Up Expiration Date, and specify in such notice in reasonable detail (i) the number of Company Securities so transferred and (ii) in the event the number of Company Securities so transferred exceeds 1% of the outstanding Company Securities, the identity of the transferee.
Section 3.06. Right Of First Refusal.
(a)    Following the second anniversary of the Initial Lock Up Expiration Date and continuing until the Stockholder ceases to own Common Stock in an amount equal to at least 20% of the Initial Ownership, the Stockholder shall not Transfer any Common Stock except for Transfers (i) made in compliance with the requirements of Rule 144 applicable to affiliates of the Company (even if the Stockholder is not an affiliate of the Company at the time of such Transfer) or (ii) made in compliance with this Section 3.06.
(b)    In the event the Stockholder receives from or otherwise negotiates with a third party an offer to purchase any or all of the Company Securities owned or held by the Stockholder (an “Offer”) and the Stockholder intends to pursue the Transfer of such Company Securities to such third party, the Stockholder shall give notice (an “Offer Notice”) to the Company that it desires to accept the Offer and that sets forth the number and kind of Company Securities (the “Offered Securities”), the price per share that the Stockholder proposes to be paid for such Offered Securities (the “Offer Price”) and all other material terms and conditions of the Offer.
(c)    The giving of an Offer Notice to the Company shall constitute an offer by the Stockholder to Transfer the Offered Securities, in whole and not in part, to the Company at the Offer Price and on the other terms set forth in the Offer Notice. Such offer shall be irrevocable for 20 Business Days after receipt of such Offer Notice by the Company. The offer may be accepted by the Company by giving an irrevocable notice of acceptance to the Stockholder prior to the expiration of such 20 Business-Day period.

(d)    If the Company accepts the offer to purchase all the Offered Securities, the Company shall purchase and pay, by wire transfer of immediately available funds to an account designated by the Stockholder, for all Offered Securities within 20 Business Days after the date on which all such Offered Securities have been accepted.
(e)    Upon the earlier to occur of (i) full rejection of the offer by the Company, (ii) the expiration of the 20 Business Day period without the Company accepting the offer to purchase all of the Offered Securities and, (iii) the failure to obtain any required consent or regulatory approval for the purchase of all the Offered Securities by the Company within 90 days of the Company’s acceptance of the offer, the Stockholder shall have a 120-day period during which to effect a Transfer to the third party making the Offer of any or all of the Offered Securities on substantially the same or more favorable (as to the Stockholder) terms and conditions as were set forth in the Offer Notice at a price not less than the Offer Price; provided that the Transfer to such third party is not in violation of applicable federal, state or foreign securities laws.
Section 3.07. Cooperation by the Company. The Company shall use commercially reasonable efforts to satisfy the condition contained in Rule 144 under the Securities Act with respect to Current Public Information and any other conditions to make such Rule available to the Stockholder for the sale of Common Stock, including filing with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act. In addition, the Company shall furnish to the Stockholder so long as the Stockholder owns Common Stock, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.
ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS
Section 4.01. Termination. This Agreement shall terminate in its entirety upon the earlier of (i) the termination of the Stock Purchase Agreement in accordance with its terms prior to the Closing, or (ii) if the Closing occurs, the date on which the Stockholder’s number of shares of Common Stock beneficially owned by the Stockholder falls below 2% of the outstanding Company Securities; provided that in each case the provisions of Sections 5.02 (Notices), 5.04 (Governing Law), 5.05 (Jurisdiction), 5.06 (Waiver of Jury Trial), 5.07 (Specific Enforcement), 5.08 (Counterparts; Effectiveness; Third-party Beneficiaries), 5.09 (Entire Agreement) and 5.10 (Severability) shall survive indefinitely.
ARTICLE 5
MISCELLANEOUS

Section 5.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.
(b)    Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Common Stock or otherwise, except that any Permitted Transferee acquiring Common Stock pursuant to Section 3.03 shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder” for all purposes of this Agreement.
(c)    Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 5.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company, to:
Gain Capital Holdings, Inc.
135 US Highway 202/206
Suite 11
Bedminster, NJ 07921
Attention: Diego Rotsztain
Facsimile No.: (866) 861-1673
drotsztain@gaincapital.com
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Leonard Kreynin
Facsimile No.: (212) 701-5800
leonard.kreynin@davispolk.com
if to the Stockholder, to:
Gary Tilkin
618 Kenmoor Ave S.E.
Grand Rapids, MI 49546

Facsimile No.: (616) 974-3663
gary.tilkin@gftmarkets.com (before Closing)
garytilkin618@gmail.com (after Closing)
with a copy to:
Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: John O’Hare
Facsimile No.: (312) 853-7036
johare@sidley.com
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 5.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 5.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.
Section 5.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.02 shall be deemed effective service of process on such party.
Section 5.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 5.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
Section 5.08. Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
Section 5.09. Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.
Section 5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GAIN CAPITAL HOLDINGS, INC.
By:	/s/ Glenn Stevens
	Name:	Glenn Stevens
	Title:	Chief Executive Officer

STOCKHOLDER
/s/ Gary L. Tilkin
Name:	Gary L. Tilkin

[Signature Page to Stockholders’ Agreement]

EXHIBIT A
JOINDER TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Stockholders’ Agreement dated as of September 24, 2013 (the “Stockholders’ Agreement”) among GAIN Capital Holdings Inc. and Gary L. Tilkin, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: ___________ ___, ______

[NAME OF JOINING PARTY]
By:
Name:
Title:

Address for Notices: